Exhibit 5.1

[S + W LETTERHEAD]

29 October 2004

Scottish Power plc

1 Atlantic Quay

Robertson Street

Glasgow G2 8SP

Scotland

and

Scottish Power Finance (US), Inc.

825 N.E. Multnomah Street, Suite 2000

Portland

Oregon 97232

Dear Sirs

Scottish Power plc

Registration Statement on Form F-3

We have acted as Scottish legal advisers to Scottish Power plc (“ScottishPower”) in connection with the preparation and filing by ScottishPower and Scottish Power Finance (US), Inc. (“SPF”) with the US Securities and Exchange Commission (“SEC”) of a registration statement on Form F-3 relating to the registration under the US Securities Act of 1933, as amended (the “Securities Act”), of up to US$4,000,000,000 of debt securities (“Debt Securities”), preference shares (“Preference Shares”), ordinary shares (“Ordinary Shares”) and guaranteed debt securities (“Guaranteed Debt Securities”).

1.	Documents

In connection with this opinion, we have examined the following:

(a)	the memorandum of association of ScottishPower as last amended on 29 April 1999;

(b)	the articles of association of ScottishPower as last amended on 23 July 2004;

(c)	a copy of a certificate of the company secretary of ScottishPower dated 29 October 2004;

(d)	a copy of an extract from the minutes of a meeting of a committee of the board of directors of ScottishPower held on 24 September 2004;

(e)	a copy of the registration statement on Form F-3 dated 29 October 2004 (the “Registration Statement”);

(f)	a copy of the form of indenture between ScottishPower and JPMorgan Chase Bank (the “Trustee”), filed as exhibit 4.1 to the Registration Statement (the “Indenture”);

(g)	a copy of the form of indenture among ScottishPower, SPF and the Trustee (the “Guaranteed Debt Securities Indenture”), including the form of guarantee to be given by ScottishPower (the “Guarantee”), filed as exhibit 4.2 to the Registration Statement;

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(h)	a copy of the form of indenture between ScottishPower and the Trustee in respect of subordinated debt securities (the “Subordinated Debt Securities Indenture”), filed as exhibit 4.3 to the Registration Statement; and

(i)	a copy of the results of a company search carried out against ScottishPower at Companies House, Edinburgh on 29 October 2004 (the “Search”).

In this letter the expression “the Indentures” shall mean the Indenture, the Guaranteed Debt Securities Indenture and the Subordinated Debt Securities Indenture or, if the context so requires, any combination of these. In this letter the expression “the Securities” shall mean the Debt Securities, the Preference Shares, the Ordinary Shares and the Guaranteed Debt Securities or, if the context so requires, any combination of these.

The documents referred to above at paragraphs 1(a) to (i) inclusive and such other documents as we have considered necessary for the purpose of giving this opinion are referred to as the “Documents”.

2.	Assumptions

In considering the Documents, we have assumed, inter alia:-

(a)	that the Documents are within the capacity and powers of, and have been validly authorised by, and have been or will be validly executed and delivered by, and are or will be binding on, all parties thereto other than ScottishPower;

(b)	that in so far as any obligation under the Documents falls to be performed in any jurisdiction outside Scotland, its performance will not be illegal (or ineffective) by virtue of the laws of that jurisdiction (as to which we do not express any opinion);

(c)	the genuineness and authenticity of all of the Documents and signatures (stamps and seals (if applicable)) on the Documents or on the originals thereof (save for those of ScottishPower) and the completeness and conformity to originals of all copy or specimen documents (whether certified or not) and the genuineness, completeness and authenticity of the originals of such documents (which are also assumed to be up-to-date and accurate without any further amendment having been made);

(d)	that, where a Document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen (without further amendment);

(e)	the absence of any other or collateral arrangements between any of the parties to any of the Documents which modify or supersede any of the terms of any of those Documents;

(f)	that (i) the Indentures, the Debt Securities and the Guaranteed Debt Securities constitute legal, valid, binding and enforceable obligations in accordance with their respective terms under the laws by which they are expressed to be governed and that satisfactory evidence of such laws which is required to be pleaded and proved as a fact in any proceeding before the Scottish courts could be so pleaded and proved and (ii) ScottishPower’s submission in the Indentures to the non-exclusive jurisdiction of the State of New York courts is legal, valid and binding on ScottishPower under the laws of the State of New York;

(g)	that neither ScottishPower nor anyone else will offer the Securities to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 and the Financial Services and Markets Act 2000 except in compliance with the Public Offers of Securities Regulations 1995 and the Financial Services and Markets Act 2000 or any rules or regulations made pursuant thereto;

(h)	that the resolutions referred to in the certificate of the company secretary of ScottishPower and the minutes of the committee meeting referred to at paragraphs 1(c) and (d) above have not been

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amended in any respect and are in full force and effect and were duly passed at properly convened meetings of duly appointed boards of directors or committees of boards of directors, as appropriate, during which a quorum was present and acted throughout, and that the directors who took part in such meetings disclosed any interest in the business of the meeting required to be disclosed and that the directors have exercised their powers in accordance with their duties under all applicable laws;

(i)	that the provisions of the Financial Services and Markets Act 2000 (and any rules and regulations made pursuant thereto) have been and will be complied with at all times by all parties with respect to anything done (or not done) in relation to or pursuant to the filing of the Registration Statement and/or the issue of Securities;

(j)	that any issue of Securities is and will be at all relevant times:-

(i)	compliant with the maximum limit on borrowings contained in article 123 of ScottishPower’s articles of association; or

(ii)	made in circumstances where the holder of the Securities can rely upon the terms of article 123.(H) of ScottishPower’s articles of association which deals with the validity of borrowing arrangements.

(k)	that the entry by ScottishPower into the Indentures and the Guarantees, the filing of the Registration Statement and the creation and issue of the Securities is in the best interests of ScottishPower;

(l)	that the terms and conditions applicable to the Securities will not be inconsistent with the Registration Statement;

(m)	that ScottishPower has obtained all consents, approvals and authorisations required in any jurisdiction in connection with the execution of, and performance of its obligations under, the Documents or the Securities;

(n)	that all registrations or filings have been made (correctly and including within any applicable time limits) with any governmental or regulatory authority or body in any jurisdiction as required by law (or otherwise) for ScottishPower;

(o)	no provisions of the law of any jurisdiction other than Scotland are or will be contravened by any of the provisions of the Documents or the Securities or the performance of any obligations assumed thereunder by any party thereto;

(p)	the Indentures, the Guarantees, the Debt Securities and the Guaranteed Debt Securities will not, to any material extent, be interpreted in a different manner than would have been the case had the relevant documentation been governed by Scots Law;

(q)	that the aggregate initial offering price of all Securities issued pursuant to the Registration Statement will not exceed the amount to be registered as set forth in the Registration Statement or in any additional registration statement filed pursuant to Rule 462(b) under the Securities Act; and

(r)	the accuracy, truth and completeness of all information provided to us by ScottishPower.

3.	Opinion

Based upon and subject to the foregoing assumptions and subject to the qualifications and exclusions referred to below and to any matters not disclosed to us, we are of the opinion that:-

1.	ScottishPower is a public limited company duly incorporated and validly existing under the laws of Scotland with corporate power to carry on its business in Scotland.

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2.	Upon completion of the matters referred to in the Schedule (Further Corporate Actions) being satisfied in form and substance satisfactory to us:

(a)	ScottishPower will have taken all necessary corporate action to authorise the execution, delivery and performance by it of its obligations under the Securities and/or the Indentures (as applicable), and ScottishPower will have validly executed and delivered the Securities and/or the Indentures (as applicable);

(b)	ScottishPower will have corporate power to enter into and perform its obligations under the Indentures and the Guarantees and to issue and perform its obligations under the Securities;

(c)	insofar as Scots law is concerned, the obligations to be assumed by ScottishPower under the Indentures will constitute valid and binding obligations of ScottishPower and the obligations to be assumed by ScottishPower under the Securities upon issue thereof will constitute valid and binding obligations of ScottishPower; and

(d)	when the Ordinary Shares and/or Preference Shares (as applicable) are created, issued and delivered against full payment therefor as contemplated in the Registration Statement and in conformity with the memorandum and articles of association of ScottishPower and so as not to violate any applicable law, such Ordinary Shares and/or Preference Shares (as applicable) will be validly issued and fully paid up and no further contributions in respect of such Ordinary Shares and/or Preference Shares (as applicable) will be required to be made to ScottishPower by the holders thereof, by reason solely of their being such holders.

3.	The statements in the Registration Statement under the headings “Description of Share Capital of Scottish Power plc”, “Description of Ordinary Shares” and “Description of Preference Shares” insofar as such statements constitute a general summary of current Scottish law, fairly summarise the matters referred to therein.

4.	Qualifications

Where used in this letter “enforceable”, “binding”, “valid” or any variation or cognate thereof means that the Documents and/or the Securities and/or the Guarantee are of a nature and form that may be enforced by the Scottish courts. Notwithstanding the foregoing, the extent of the enforcement of documents such as the Documents or instruments such as the Securities is conditional upon the general application by the Scottish courts of principles of law, procedure and public policy and as a result of which the Documents and/or the Securities and/or the Guarantee will not necessarily be enforced on each occasion or in all circumstances.

In addition, the foregoing opinion is subject to the following specific qualifications:-

(a)	it is subject to all limitations applying to and resulting from, the laws relating to (without limitation) bankruptcy, insolvency and liquidation;

(b)	it is subject to all limitations applying to and resulting from, the laws relating to (without limitation) re-organisation, reconstruction, moratoria and other laws affecting generally the enforcement of creditors’ rights;

(c)	enforcement of rights may be or become limited by prescription or by the lapse of time (pursuant to statute or otherwise) or may be or become subject to set-off or counterclaim. Any obligation to pay interest imposed in circumstances of breach or default might be held to be unenforceable on the grounds that it was a penalty and thus void. Under the laws of Scotland, any provision requiring any person to pay amounts (including interest) imposed in circumstances which include circumstances of breach or default might be held to be unenforceable on the grounds that it is a penalty and thus void if such provision does not constitute a genuine and reasonable pre-estimate of the loss likely to be suffered as a result of the circumstances in question;

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(d)	a Scottish court will not necessarily grant any remedy the availability of which is subject to equitable or public policy considerations or which is otherwise in the discretion of the court. In particular, orders for specific implement and interdict are, in general, discretionary remedies under the laws of Scotland and, accordingly, a Scottish court may in its discretion refuse to make an award of specific implement or grant interdict if sought and may make an award of damages if considered by such court to be an adequate remedy;

(e)	a monetary judgement given by a Scottish Court will normally be expressed in sterling but on a monetary claim in respect of foreign currency (including all foreign currencies expressly contemplated by the abovementioned matters) due under a contract, a Scottish court can give a judgement expressed as an order to pay the appropriate amount of foreign currency or its sterling equivalent at the date of payment or at the date of extract of the judgement, whichever is earlier. In the case of Commerzbank Aktiengessellschaft v. Large 1977 S.C. 375, the Court of Session held that for the purpose of enforcement in Scotland, it was necessary to provide in any decree (judgement) for the conversion of the foreign currency to sterling;

(f)	any provisions in the Documents or the Securities which provide that the terms thereof can only be amended or varied or provisions thereof can only be waived by an instrument in writing may not be effective. An agreement may be varied, amended or discharged, or any provision thereof waived, by a further agreement or effected by a collateral agreement which may be effected by oral agreement between the parties, or by a course of dealing, notwithstanding any provision to the contrary;

(g)	under Section 8 of the Law Reform (Miscellaneous Provisions) (Scotland) Act 1985, a court might, on application to that effect, declare the terms of any of the Documents to be varied on the basis that they failed to express accurately the common intention of the parties thereto at the date when they were made; where, as in the present case, the parties have each sought legal advice prior to executing such agreements, the presumption that the Documents do accurately express the common intention of the parties will be more difficult for the applicant to rebut;

(h)	the binding effect of the obligations under the Documents or the Securities and the enforceability of the Documents or the Securities may be limited by the provisions of Scots law applicable to contracts held to have been frustrated by events happening after their execution;

(i)	the enforcement by the Scottish courts of the choice of the law of the State of New York to govern the Indentures, and the Securities is subject to:

(i)	provisions of Scottish statute law negating such choice where the court is of the opinion that the choice has been made for the purpose of avoiding the application of an otherwise mandatory rule of Scots law;

(ii)	the application by the Scottish courts of Scots law to those matters which, upon application of Scottish conflict rules, the Scottish courts consider procedural rather than substantive; and

(iii)	the Scottish courts declining to enforce any provision of the law of the State of New York which violated the public policy of Scotland;

(j)	the Search may be unreliable and, in particular (but without limitation), notices of a winding-up order made or resolutions passed, or an administration order made, or a receiver or administrative receiver appointed may not be filed promptly with the Registrar of Companies or when filed may not be made public promptly;

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5.	Exclusions

(a)	This opinion is given on the basis it will be governed by and construed in accordance with Scots law. We express no opinion as to any laws other than the laws of Scotland in force as at the date of this opinion. In particular we have made no independent investigation into the laws of England, the United States of America or the State of New York (or any other jurisdiction) as a basis for the opinions expressed herein and do not express or imply any opinion thereon;

(b)	we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statement of opinion or intention contained in or relevant to the Registration Statement or that no material facts have been omitted therefrom. In particular, we have not been responsible for ensuring that the Registration Statement complies (and therefore express no opinion thereon) with the rules of the SEC or of any other regulatory body;

(c)	we undertake no responsibility to notify any addressee of this opinion or any person who may otherwise rely upon this opinion of any change in the laws of Scotland after the date of this opinion or of any matter of which we may become aware which may require this opinion to be updated, amended or further qualified;

(d)	we express no opinion as to any agreement, instrument or other document other than as specified in this letter, or as to any liability to tax which may arise or be suffered as a result of or in connection with the Securities or their creation and issue;

(e)	we have not been responsible for ensuring that any issuance of Securities or payments thereunder would comply with legal and regulatory requirements of jurisdictions outside Scotland;

(f)	the resolutions of the board of directors and of the committee of the board of directors in authorising the Securities limits to US$4,000,000,000 the maximum aggregate principal amount that may be issued pursuant to the Registration Statement. Accordingly, this opinion relates only to Securities that do not exceed at any time US$4,000,000,000 in aggregate principal amount issued pursuant to the Registration Statement. References in this paragraph to “US$4,000,000,000” are to such sum or its approximate equivalent in other currencies as at the issue date of the relevant tranche or series; and

(g)	no opinion is given as to the enforceability under Scots law, in the event of an insolvency, of any purported declaration of trust by any party in any of the Documents since references in any deed or document to an obligation on the part of any party to hold any right or asset in trust for another are not sufficient in themselves to constitute an effective trust under Scots law.

This opinion is issued solely for your benefit and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person, firm or entity or used or relied upon by you or them for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to, and the reference to us made under the caption “Validity of Securities” in, the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours faithfully

Shepherd+ Wedderburn

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Schedule

Further Corporate Actions

1.	Board authority

The board of directors of ScottishPower (or a duly appointed committee thereof) having duly, properly and validly resolved, in accordance with and subject to all applicable laws and the memorandum and articles of association of ScottishPower, to issue the relevant Securities and, if applicable, to approve and execute the Indenture and/or the Guaranteed Debt Securities Indenture and/or the Subordinated Debt Securities Indenture and all other necessary documentation.

2.	Shareholder authorisation

In respect of the issue of Ordinary Shares and/or Preference Shares, the shareholders of ScottishPower, in accordance with and subject to all applicable laws and ScottishPower’s memorandum and articles of association, having duly and validly resolved in general meeting (if necessary):

(a)	to create sufficient authorised but unissued share capital of ScottishPower;

(b)	to give the directors of ScottishPower sufficient authority pursuant to section 80 of the Companies Act 1985 (as amended) to allot the Ordinary Shares and/or Preference Shares;

(c)	to give the directors of ScottishPower sufficient authority pursuant to sections 89 and 95 of the Companies Act 1985 (as amended) to allot the Ordinary Shares and/or Preference Shares as if section 89 did not apply to such allotment(s);

(d)	to grant the necessary authority and consent(s) in respect of the variation of class rights by the creation and/or issue of Ordinary Shares and/or Preference Shares; and

(e)	to grant any other authority or consent that is required by law or by the memorandum and articles of association of ScottishPower in respect of the creation and/or issue of the Ordinary Shares and/or Preference Shares.

3.	Execution

The Securities and/or the Indenture and/or the Guaranteed Debt Securities Indenture and/or the Subordinated Debt Securities Indenture (and all other necessary documentation) being executed strictly in accordance with:

(a)	all applicable laws;

(b)	the memorandum and articles of association of Scottish Power; and

(c)	the relevant resolutions of the board of directors and/or the shareholders of ScottishPower referred to at paragraphs 1 and 2 above.

4.	Filing of resolutions

The shareholder resolutions referred to at paragraph 2 above being timeously lodged with the Registrar of Companies in Scotland in accordance with all applicable laws.